Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,804,608
Unrealized Gain (Loss) on Market Value of Futures	(5,911,928)
Dividend Income	95
Interest Income	841
ETF Transaction Fees	700
Total Income (Loss)	$(1,105,684)

Expenses
General Partner Management Fees	$12,896
Professional Fees	7,482
Brokerage Commissions	7,658
Non-interested Directors' Fees and Expenses	186
Prepaid Insurance Expense	79
NYMEX License Fee	322
Total Expenses	28,623
Expense Waiver	(12,440)
Net Expenses	$16,183
Net Income (Loss)	$(1,121,867)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$25,293,399
Additions (150,000 Shares)	9,748,500
Withdrawals (100,000 Shares)	(7,249,347)
Net Income (Loss)	(1,121,867)

Net Asset Value End of Month	$26,670,685
Net Asset Value Per Share (450,000 Shares)	$59.27

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612